U.S. SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: September 24, 2005


                            LEXINGTON RESOURCES, INC.
        _________________________________________________________________
        (Exact Name of Small Business Issuer as Specified in its Charter)


                                     NEVADA
              _____________________________________________________
              (State or other Jurisdiction as Specified in Charter)


        00-25455                                         88-0365453
________________________                    ____________________________________
(Commission file number)                    (I.R.S. Employer Identification No.)


                            7473 West Lake Mead Road
                             Las Vegas, Nevada 89128
                    ________________________________________
                    (Address of Principal Executive Offices)


                                  702.382.5139
                           ___________________________
                           (Issuer's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERAL DEFINITIVE AGREEMENT.

Acquisition of Oakhills Drilling and Operating, LLC

On September 23, 2005, the Board of Directors of Lexington Resources, Inc., a Nevada corporation (the "Company"), announced that the Company has entered into an agreement in principle (the "Agreement") to acquire 100% of the issued and outstanding shares of common stock of Oakhills Drilling and Operating, LLC, an Oklahoma limited liability corporation and the Company's oil and gas operator ("Oakhills"), from Oakhills Drilling and Operating International, Inc., the sole shareholder of Oakhills ("Oakhills International"), subject to certain conditions precedent. Oakhills is a full service drilling, operating and well completion company and its primary assets consists of a 10,000 foot operating depth Wilson Giant triple mechanical drilling rig with both triplex and duplex mud pumps capable of drilling acreage owned by the Company in both the Barnett Shale areas of Texas and the Arkoma Basin in Oklahoma. Other assets of Oakhills include a well workover rig, trucks, dozer, backhoe, trailers and well and pipeline completion equipment. As of the date of this Report, Oakhills operates the Company's wells and at least 75 wells for other private contracts on a contract basis and employs approximately 30-35 people.

In accordance with the terms and provisions of the Agreement, the Company will acquire Oakhills by issuance of an aggregate 3,000,000 shares of its restricted common stock to Oakhills International priced at approximately $1.50 per share for an aggregate consideration of $4,500,000. Certain conditions precedent to the closing of the Agreement include, but are not limited to: (i) receipt by the Company of a valuation of Oakhills, so that the resulting aggregate purchase price of $4,500,000 and the final number of shares of restricted Common Stock of the Company to be issued to Oakhills International may be subject to adjustment at closing; (ii) receipt by the Company of audited financial statements of Oakhills; (iii) completion of due diligence; (iv) execution of a definitive agreement by November 15, 2005; and (v) closing of the transaction on or before December 31, 2005.

Management of the Company believes that the planned acquisition of Oakhills would further diversify the Company's income base from exploration and drilling to include drilling and operating service income, and enhance the Company's gas drilling and exploration program by easier accessibility to drilling rigs.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1 Press Release dated September 23, 2005 - Lexington Resources Executes Agreement in Principle to Acquire Oakhills Drilling and Operating LLC.

10.1 Agreement in Principle dated September 22, 2005.

                                   SIGNATURES


     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           LEXINGTON RESOURCES, INC.



Date:  September 24, 2005                  By:/s/ GRANT ATKINS
                                           _____________________________________
                                           Grant Atkins
                                           President and Chief Executive Officer